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                                                                    Exhibit 23.4

            CONSENT OF DIRECTOR NOMINEES OF HMC MERGER CORPORATION

     The undersigned persons, each of whom will be a director of HMC Merger Corporation immediately after completion of the REIT Conversion, as that term is defined in the attached registration statement, hereby consent to reference to themselves as director in the attached registration statement.


    Signature                                        Date
    ---------                                        ----

RICHARD E. MARRIOTT                            September 30, 1998

/s/ Richard E. Marriott
-------------------------

J.W. MARRIOTT, JR.                             September 30, 1998

/s/ J.W. Marriott, Jr.
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R. THEODORE AMMON                              September 30, 1998

/s/ R. Theodore Ammon
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ROBERT M. BAYLIS                               September 30, 1998

/s/ Robert M. Baylis
-------------------------

ANN DORE MCLAUGHLIN                            September 30, 1998

/s/ Ann Dore McLaughlin
-------------------------

HARRY L. VINCENT, JR.                          September 30, 1998

/s/ Harry L. Vincent, Jr.
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JOHN G. SCHREIBER                              September 30, 1998

/s/ John G. Schreiber
-------------------------

TERENCE C. GOLDEN                              September 30, 1998

/s/ Terence C. Golden
-------------------------